Exhibit 4.1

THE MCCLATCHY COMPANY,

THE GUARANTORS

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

Indenture

Dated as of June 26, 2009

15.75% Senior Notes due 2014

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10; 11.2
(b)(1)	7.10
(b)(9)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	11.3
(c)	11.3
313 (a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6; 11.2
(d)	7.6
314 (a)	4.2; 4.4; 11.2
(b)	N.A.
(c)(1)	11.4; 11.5
(c)(2)	11.4; 11.5
(c)(3)	N.A.
(d)	N.A.
(e)	11.5
(f)	N.A.
315 (a)	7.1
(b)	7.5; 11.2
(c)	7.1
(d)	7.1; 7.2
(e)	6.11
316 (a)(last sentence)	11.6
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	8.2
(b)	6.7
(c)	8.4
317 (a)(1)	6.8
(a)(2)	6.9
(b)	2.4; 7.12
318 (a)	11.1

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

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INDENTURE, dated as of June 26, 2009, among THE MCCLATCHY COMPANY, a Delaware corporation, as Issuer (the “Company”), the GUARANTORS (as hereinafter defined), and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 15.75% Senior Notes due 2014, issued on the date hereof (the “Initial Notes”), (ii) when and if issued, the principal amount of Additional Notes, and (iii) when and if issued pursuant to a registered exchange for Notes, the Company’s 15.75% Senior Notes due 2014 (the “Exchange Notes”):

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from another Person.

“additional interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Notes” means the principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.2 and 4.9 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

“Asset Acquisition” means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of assets of any Person.

“Asset Sale” means the sale, transfer or other disposition in any single transaction or series of related transactions having a Fair Market Value in excess of $10 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary (other than directors qualifying shares or local ownership shares), (b) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary or (c) any other assets or property of the Company or of any Restricted Subsidiary (excluding Capital Stock of the Company, cash and Cash Equivalents). For purposes of this definition, the term Asset Sale shall not include any sale, transfer or other disposition that is (i) for purposes of Section 4.12, governed by and made in accordance with Section 5.1, (ii) to the Company or a Restricted Subsidiary, (iii) involving obsolete, worn-out, excess or redundant property, (iv) for purposes of the covenant described under Section 4.12, any disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) to the extent not in violation of Section 4.10, (v) any issuance of Capital Stock by a Subsidiary of the Company to the Company or to another Subsidiary of the Company (other than the issuance of Capital Stock by a Restricted Subsidiary to an Unrestricted Subsidiary), (vi) the licensing by the Company or any Restricted Subsidiary of intellectual property or know-how on commercially reasonable terms, (vii) the sale, lease, conveyance or other disposition of property in connection with the obligation of the Company or any Restricted Subsidiary to remarket or sell any property at the end of the lease term or otherwise, (viii) the surrender or waiver of contract rights or litigation rights or settlement, release or surrender of tort or other litigation claims of any kind, (ix) the sublease of facilities of the Company or any Restricted Subsidiary and the lease by the Company or any Restricted Subsidiary of facilities under any operating lease, (x) the granting of a Lien (but not the sale or other disposition of the property subject to such Lien), (xi) condemnation or any similar action with respect to assets, or (xii) lease, assignment or sublease of real or personal property.

“Asset Sale Proceeds” means, with respect to any Asset Sale, (a) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale (including, without limitation, reasonable attorneys’ fees and expenses), (iii) deduction of appropriate amounts to be provided by the Company or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, (iv) all payments made on any Indebtedness that is secured by a Lien on property that is the subject of the Asset Sale, or by applicable law, which are repaid out of the proceeds of such Asset Sale, and (v) all distributions and other payments required to be made to minority interest holders in subsidiaries or joint ventures as a result of such Asset Sale, and (b) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

“Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b) of Section 4.12(a), and which have not been the basis for an Excess Proceeds Offer or Pari Passu Excess Proceeds Offer in Section 4.12.

“Average Life to Stated Maturity” means, with respect to any Indebtedness or Preferred Stock, as applicable, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness or similar payment with respect to Preferred Stock multiplied by (b) the amount of each such payment by (ii) the sum of all such payments.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of the board of directors, (ii) with respect to a partnership, the general partner or the board of directors of the general partner, as applicable, and (iii) with respect to any other entity, the board or committee of that entity serving a similar function.

“Board Resolution” means a copy of a resolution certified pursuant to an Officers’ Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible or exchangeable into or exercisable for any of the foregoing, but excluding any debt security convertible or exchangeable into such equity interest.

“Capitalized Lease Obligations” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; provided that the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided further, however, that any obligation under a lease in a Sale/Leaseback Transaction will be deemed to be a Capitalized Lease Obligation and accounted for accordingly for purposes of calculating EBITDA and the amount of outstanding Indebtedness and for purposes of the definition of Specified Senior Indebtedness, regardless of the accounting treatment required in accordance with GAAP. For purposes of the covenant described under Section 4.14, a Capitalized Lease Obligation will be deemed not to be secured by a Lien on the property being leased.

“Cash Equivalents” means:

(a) United States dollars;

(b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(c) time deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $1 billion;

(d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) commercial paper or marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing not later than one year after the date of acquisition;

(f) commercial paper issued by a Person organized under the laws of any State of the United States of America and rated at least “Prime-1” (or then equivalent grant) by Moody’s or at least “A-1” (or then equivalent grade) by S&P, in each case maturing not later than one year after the date of acquisition; and

(g) money market funds at least 95% of the assets of which constitute cash equivalents of the kinds described in clauses (a) through (f) of this definition.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Internal Revenue Code of 1986, as amended.

“Change of Control” means the occurrence of any of the following:

(a) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof) shall beneficially own (within the meaning of such Rule), shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Company;

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Restricted Subsidiary), shall have occurred; or

(c) any time the Continuing Directors do not constitute a majority of the Board of Directors;

provided, however, that neither the ownership nor acquisitions of shares of the capital stock of the Company by, nor the transfers of shares of the Capital Stock of the Company between, Members of the McClatchy Family or any McClatchy

Family Entity shall constitute a Change in Control. For purposes of this definition, “McClatchy Family Entity” shall mean a Person in which Members of the McClatchy Family beneficially own (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof) more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of such Person.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other primary obligor on the Notes.

“Company Request” means any written request signed in the name of the Company by its Chief Executive Officer, its President, any Vice President, its Chief Financial Officer or its Treasurer and attested to by the Secretary or any Assistant Secretary of the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date: (a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Interest Expense” means, for any period, the interest expense of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (including, but not limited to, the portion of any payments or accruals with respect to Capitalized Lease Obligations that are allocable to interest expense).

“Consolidated Net Income” means, for any period, the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the “other Person”) in which the Company or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Company in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Company or such Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary (other than a Guarantor) that is subject to any restriction or limitation (assuming no waiver or satisfaction thereof shall have occurred) on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture or under any Credit Facility) shall be excluded to the extent of such restriction or limitation, (c) any net gain (but not loss) resulting from an Asset Sale by the Company or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and extraordinary losses shall be excluded.

“Continuing Directors” means: (i) individuals who on the Issue Date constituted the Board of Directors of the Company and (ii) any new directors whose election to the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by at least a majority of the directors then still in office (or a duly constituted committee thereof) either of who were directors on the Issue Date or whose election or nomination for election was previously so approved.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business, including this Indenture, shall be principally administered, which office at the date of execution of this Indenture is located at U.S. Bank National Association, 633 West 5th Street, 24th Floor, Los Angeles, CA 90071.

“Credit Facility” means one or more other financing arrangements (including, without limitation, credit facilities, indentures or note purchase agreements and including the Existing Senior Secured Credit Facility) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, together with the documents related thereto (including, without limitation, any notes, guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, Refinancing (including increasing the amount of available borrowings thereunder pursuant to incremental facilities or otherwise or adding Subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Dealer Manager” means Lazard Capital Markets LLC.

“Default” means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

“Depository” means, with respect to Global Notes, the Person designated as Depository until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a Depository hereunder, and, if at any time there is more than one such Person, such Persons.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, for cash or securities constituting Indebtedness or (c) must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case, on or prior to the 181st day after the Maturity Date of the Notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale will not constitute Disqualified Capital Stock if

(1) the “change of control” or “asset sale” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the terms applicable to the Notes and described under Section 4.12 and Section 4.19; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock of any Person that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” means, for any period, an amount determined in accordance with GAAP equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, plus (ii) the provision for federal, state, local and foreign income taxes for such period on a consolidated basis, plus (iii) the amount of depreciation for such period on a consolidated basis, plus (iv) amortization for such period on a consolidated basis, plus (v) any other nonrecurring or noncash items reducing Consolidated Net Income for such period, plus (vi) any reasonable fees and expenses in connection with any actual or proposed acquisition, Investment or financing to the extent such fees reduced Consolidated Net Income during such period (including as a result of the application of FASB 141R), plus (vii) the amount of equity-based compensation expense deducted in determining Consolidated Net Income, plus (viii) restructuring charges for such period; minus (b) all nonrecurring or noncash items increasing Consolidated Net Income for such period.

“Equity Offering” means any public or private sale of common stock or perpetual Preferred Stock of the Company after the Issue Date (other than a sale to a Subsidiary of the Company).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall have the meaning set forth in the Registration Rights Agreement.

“Existing Senior Secured Credit Facility” means the Credit Agreement dated as of June 27, 2006, among the Company, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, as amended, as of the Issue Date.

“Fair Market Value” means, with respect to any property, the price that would reasonably be expected to be paid in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such property has a Fair Market Value equal to or less than $50 million, by the Chief Financial Officer of the Company or the Board of Directors; or

(b) if such property has a Fair Market Value in excess of $50 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 45 days of the relevant transaction and delivered to the Trustee.

“Fall-Away Event” means the occurrence of the following events: (a) the Notes have received an Investment Grade Rating from one of the Rating Agencies; (b) no Default has occurred and is continuing; and (c) the Company has delivered to the Trustee an Officers’ Certificate certifying as to the events specified in clauses (a) and (b) of this definition.

“Family Percentage Holding” means the aggregate percentage of the securities held by a Qualified Trust representing, directly or indirectly, an interest in voting shares or rights to voting shares of the Company that it is reasonable, under all the circumstances, to regard as being held beneficially for Qualified Persons (or any class consisting of two or more Qualified Persons); provided, however, always that in calculating the Family Percentage Holding (A) in respect of any power of appointment or discretionary trust capable of being exercised in favor of any of the Qualified Persons such trust or power shall be deemed to have been exercised in favor of Qualified Persons until such trust or power has been otherwise exercised; (B) where any beneficiary of a Qualified Trust has assigned, transferred or conveyed, in any manner whatsoever, his or her beneficial interest to another Person, then, for the purpose of determining the Family Percentage Holding in respect of such Qualified Trust, the Person to whom such interest has been assigned, transferred or conveyed shall be regarded as the only Person beneficially interested in the Qualified Trust in respect of such interest but in the case where the interest so assigned, transferred or conveyed is an interest in a discretionary trust or is an interest which may arise as a result of the exercise in favor of the assignor of a discretionary power of appointment and such discretionary trust or power of appointment is also capable of being exercised in favor of a Member of McClatchy Family, such discretionary trust or power shall be deemed to have been so exercised in favor of Qualified Persons until it has in fact been otherwise exercised; and (C) the interest of any Permitted Residuary Beneficiary shall be ignored until its interest has indefeasibly vested.

“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States on the Issue Date; provided, however, that in the event there are changes to GAAP after the Issue Date, any adjustments that must be made in items that are calculated in accordance with then-existing GAAP shall be made in good faith by the

Company in consultation with the Company’s independent certified public accounting firm and the Company’s determination thereof shall be conclusive and final. Except as otherwise expressly provided in the Indenture, all terms of an accounting or financial nature in the Indenture shall be construed in accordance with GAAP as in effect on the Issue Date; provided, however, that all terms of an accounting or financial nature used in the Indenture shall be construed, and all computations of amounts and ratios referred to shall be made, without giving effect to any election under Statement of Financial Accounting Standards No. 159 (and any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein.

“Guarantee” means the guarantee of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of Article 10 hereof.

“Guarantor” means each domestic Restricted Subsidiary of the Company listed on the signature pages of this Indenture and each Subsidiary which guarantees, after the Issue Date, payment of the Notes and the Exchange Notes pursuant to Article 10.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means (without duplication), with respect to any Person:

(i)	the principal in respect of obligations of such Person for borrowed money;

(ii)	the principal in respect of obligations of such Person evidenced by bonds, notes, debentures or similar instruments;

(iii)	all obligations to pay the deferred purchase price of property or services (excluding any accounts payable or trade payables or accrued liabilities arising in the ordinary course of business);

(iv)	any Capitalized Lease Obligations of such Person;

(v)	all obligations of such Person for the reimbursement of any obligor on any banker’s acceptance or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder to the extent such drawings are not reimbursed on or before the third Business Day following receipt by such Person of a demand for reimbursement thereunder;

(vi)	net obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing;

(vii)	in the case of the Company, Disqualified Capital Stock of the Company;

(viii)	obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed by such Person (the amount of such obligation being deemed to be the lesser of the value of such property or asset (as determined in good faith by such Person) or the amount of the obligations so secured); and

(ix)	guarantees of obligations included in clauses (i) through (viii) above of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that the amount outstanding at any time of any Indebtedness sold at a discount is the accreted value thereof at such time; provided further, however, that the amount of Indebtedness incurred under clause (ix) above in connection with a Leveraged Partnership shall be the amount of the liability with respect thereto that is required to be shown on the consolidated balance sheet of the Company in accordance with GAAP.

In no event shall the term “Indebtedness” include (a) any indebtedness under any overdraft or cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (b) obligations in respect of performance, appeal or other surety bonds or completion guarantees or in respect of reimbursement obligations for undrawn letters of credit, bankers’ guarantees or bankers’ acceptances (whether or not secured by a lien), each incurred in the ordinary course of business and not as a part of a financing transaction, (c) any liability for Federal, state, local or other taxes, (d) any balances that constitute accounts payable or trade payables in the ordinary course of business, (e) any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP or (f) any customer deposits or advance payments received in the ordinary course of business.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or if any such firm is unwilling or unable to select a Comparable Treasury Issue, an investment banking firm of national reputation selected by the Company.

“Initial Exchange Offer” means the exchange offer of the Initial Notes for the Old Securities pursuant to the Offering Memorandum.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investments” in any Person means any advance, loan or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

Investments shall exclude:

(a)	extensions of trade credit on commercially reasonable terms in accordance with normal trade practices;

(b)	a deposit of funds in connection with an acquisition; provided, however, that either such acquisition is consummated by or through a Restricted Subsidiary or such deposit is returned to the Person that made it; and

(c)	an account receivable arising, or prepaid expenses or deposits made, in the ordinary course of business.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and the covenant described under Section 4.10:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means the Business Day following the date the Company accepts securities in this exchange offer.

A “Legal Holiday” is a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York.

“Leverage Ratio” means at any date of determination the ratio of: (i) the sum of the aggregate outstanding amount of Indebtedness of the Company and the Restricted Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP to (ii) the Company’s EBITDA for the four most recently completed fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of determination for which financial statements are publicly available.

For purposes of this definition, the Company’s “EBITDA” shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness and the application of Asset Sale Proceeds) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Sale or Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Sale or Asset Acquisition) occurred on the first day of the Four Quarter Period.

Without duplication, for purposes of this definition, if (x) since the beginning of the Four Quarter Period, but prior to the date of determination, the Company or any Restricted Subsidiary has incurred any Indebtedness that remains outstanding or repaid any Indebtedness, or (y) the transaction giving rise to the need to calculate the Leverage Ratio is an incurrence or repayment of Indebtedness, then the Company’s Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such incurrence or repayment as if such Indebtedness was incurred or repaid on the first day of such period; provided, however, that, (i) in the event of any such repayment of Indebtedness, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to repay such Indebtedness and (ii) in making such computation, the amount of Indebtedness under any Credit Facility shall be computed based upon the average daily balance of such Indebtedness during such period.

“Leveraged Partner Disposition” means a disposition of property made for Fair Market Value to a Leveraged Partnership.

“Leveraged Partnership” means a limited partnership or limited liability company in which the Company or any Restricted Subsidiary holds a minority, non-managing interest, which partnership or limited liability company was formed to acquire newspaper assets from the Company and/or any Restricted Subsidiary.

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment for purposes of security, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Make-Whole Premium” means, with respect to a Note on any date of redemption, the greater of: (a) 1% of the principal amount of such Note; or (b) the excess of (1) the present value at such date of redemption of (A) the redemption price of such Note at July 15, 2012 (such redemption price set forth in Section 3.1) plus (B) all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) due on such Note through July 15, 2012, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the then outstanding principal amount of such Note.

“Maturity Date” means the stated maturity date for the payment of principal on the Notes set forth in the Notes issued on the Issue Date.

“Member of the McClatchy Family” shall mean: (a) Trust for the Primary Benefit of James B. McClatchy, Trust for the Primary Benefit of William Ellery McClatchy, Trust for the Primary Benefit of Charles K. McClatchy, Trust for the Primary Benefit of Sue Stiles, James B. McClatchy Trust, McClatchy 1997 Charitable Remainder Trust, Molly Maloney Evangelisti, Brown McClatchy Maloney, Betty Lou Maloney Trust, William Ellery McClatchy, Kevin McClatchy, Adair McClatchy, Carlos McClatchy, William McClatchy, Trust A U/W of C. K. McClatchy, Trust FBO Britney Beth Maloney, Trust FBO Cortney Cate Maloney, Trust FBO Blaire Brinnen Maloney, Trust FBO Mallory McClatchy Maloney, 1993 Revocable Trust FBO Charles McClatchy, and Carolan Kelly Avenmarg-Stiles; (b) the spouse, for the time being and from time to time, of any Person listed in clause (a) above; (c) after the death of any Person listed in clause (a) above, the widow or widower, if any, of any Person listed in clause (a) above; (d) the issue of any Person listed in clause (a) above; (e) individuals adopted by any Person listed in clause (a) above or adopted by any of the issue of any Person listed in clause (a) above; provided, however, that such individuals have not attained the age of majority at the date of such adoption, together with the issue of any such adopted individuals; provided that if any Person is born out of wedlock he shall not be deemed to be the issue of another Person for the purposes hereof unless and until he is proven or acknowledged to be the issue of such Person; or (f) a Qualified Trust, but only to the extent of its Family Percentage Holding of voting shares or rights to voting shares of the capital stock of the Company at such time.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

“Net Proceeds” means:

(i) in the case of any sale of Capital Stock of or Indebtedness by the Company, the aggregate net cash proceeds received by the Company, after payment of fees, expenses, commissions and the like amounts incurred in connection therewith, and

(ii) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock (other than Disqualified Stock) of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

“Non-Guarantor Subsidiary” means (i) any Subsidiary that is a CFC, (ii) any Subsidiary that is held directly or indirectly by a CFC, or (iii) any Subsidiary which (x) has assets with a book value of less than $5 million in the aggregate, or (y) which, on a stand-alone basis, represented an aggregate amount less than $1 million in the calculation EBITDA for the preceding four fiscal quarters; provided, however, that a Subsidiary may not qualify as a Non-Guarantor Subsidiary under this clause (iii) if, when taken together with all other Subsidiaries which do qualify as a Non-Guarantor Subsidiary under this clause (iii), it would (x) cause the aggregate book value of such Subsidiaries’ assets to exceed $50 million, or (y) represent an aggregate amount greater than $15 million in the calculation EBITDA for the preceding four fiscal quarters.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined in Regulation S under the Securities Act.

“Notes” means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture, including the Initial Notes, the Additional Notes and the Exchange Notes.

“Obligations” means, with respect to any Indebtedness, including any Guarantee, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness or Guarantee.

“Offering Memorandum” means that certain Confidential Offering Memorandum dated May 21, 2009 (as amended or supplemented from time to time) with respect to the Initial Exchange Offer of the Notes for the Old Securities.

“Officer” means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or a Guarantor, as the case may be, or any other officer designated by the Board of Directors of the Company or such Guarantor, as the case may be.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

“Old Securities” means the 2011 Notes, the 2014 Notes, the 2017 Notes, the 2027 Debentures and the 2029 Debentures.

“Opinion of Counsel” means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

“Paying Agent” shall be the office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment.

“Permitted Business” means any business in which the Company or its Restricted Subsidiaries are engaged on the date of the Indenture and any other business related, incidental, complementary or ancillary thereto, and any unrelated business to the extent that it is not material in size as compared with the Company and its Restricted Subsidiaries’ business as a whole.

“Permitted Dividend Encumbrances” means encumbrances or restrictions:

(i)	pursuant to an agreement existing on the Issue Date, including under the Existing Senior Secured Credit Facility;

(ii)

pursuant to an agreement existing at the time a Person became a Restricted Subsidiary or property is acquired by the Company or any Restricted Subsidiary (including that existing by reason of Acquired Indebtedness); provided, however, that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary or such property being acquired and are not applicable to the Company or any of the other Restricted Subsidiaries (other than Restricted Subsidiaries of the Person acquired);

(iii)	pursuant to an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in a clause (i) or (ii) above or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) above or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable, taken as a whole, to the Company than encumbrances and restrictions contained in the predecessor agreement;

(iv)	customary provisions restricting the assignment, subletting or other transfers contained in leases, licenses, joint venture agreements, partnership agreements and other agreements that customarily restrict the same;

(v)	imposed by applicable law;

(vi)	imposed pursuant to any sale or transfer of, agreement to sell or transfer or option or right with respect to, all or substantially all of the Capital Stock or of any assets of the Company or a Restricted Subsidiary; provided, however, such encumbrances and restrictions apply solely to such Capital Stock or assets of the Company or such Restricted Subsidiary which are the subject of such sale, transfer, agreement, option or right;

(vii)	on cash or other deposits or net worth imposed pursuant to customer contracts entered into in the ordinary course of business;

(viii)	arising under Indebtedness (other than Indebtedness described in clause (ii) or (iii) above) permitted to be incurred pursuant to the Indenture; provided, however, that the terms and conditions of any such encumbrances or restrictions are no more restrictive than the terms and conditions of any encumbrances or restrictions arising under the Notes; or

(ix)	imposed with respect to the distribution or disposition of assets or property in joint venture agreements or other similar agreements entered into in the ordinary course of business.

“Permitted Indebtedness” means:

(i)	Indebtedness of the Company and any Guarantors under any Credit Facility, including the Existing Senior Secured Credit Facility, in an aggregate principal amount not to exceed (A) $1.15 billion, plus (B) fees, expenses and other amounts incurred in connection with any Refinancing of any Credit Facility (to the extent such fees, expenses and other amounts are financed as part of such Refinancing), less (C) the aggregate amount of all repayments of any such Indebtedness (other than the repayment of any revolving credit loan), less (D) the aggregate amount of all repayments of any such Indebtedness consisting of revolving credit loans to the extent the related commitment is required to be reduced under Section 4.12; provided, however, that any repayment that constitutes a Refinancing of Indebtedness under a Credit Facility shall be excluded from clauses (C) and (D) above;

(ii)	Indebtedness represented by the Notes and the Guarantees; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed the principal amount of Notes issued on the Issue Date;

(iii)	Indebtedness of the Company or a Restricted Subsidiary, other than Indebtedness described in clause (i) or (ii) above, which is outstanding on the Issue Date;

(iv)	Refinancing Indebtedness in respect of Coverage Indebtedness or Indebtedness incurred pursuant to clause (ii), (iii) or this clause (iv);

(v)	Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon;

(vi)	Interest Rate Agreements and any guarantees thereof;

(vii)	additional Indebtedness of the Company or a Guarantor not to exceed $25 million in principal amount outstanding at any time; and

(viii)	guarantees, indemnities or reimbursement agreements by the Company of or with respect to Indebtedness incurred by a Leveraged Partnership.

“Permitted Investments” means, for any Person, Investments made on or after the date of the Indenture consisting of:

(i)	Investments by the Company or by a Restricted Subsidiary in the Company or a Restricted Subsidiary;

(ii)	Cash Equivalents or Investments that constituted Cash Equivalents at the time made;

(iii)	Investments by the Company or by a Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(iv)	an Investment that is made by the Company or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted by Section 4.12;

(v)	any Investment received in connection with a Leveraged Partnership Disposition;

(vi)	receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (and Investments obtained in exchange for or settlement of accounts receivable for which the Company or a Restricted Subsidiary has determined that collection is not likely); provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(vii)	commission, entertainment, relocation, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(viii)	loans and advances to, or guarantees of third party loans to, employees, directors and officers made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and in compliance with applicable laws; provided, however, that such loans and advances in the aggregate do not exceed $3 million at any one time outstanding;

(ix)	any Investment received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments, including pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or consideration received in settlement of litigation claims in tort, bankruptcy, liquidation, receivership or insolvency or otherwise;

(x)	(A) Interest Rate Agreements and any guarantees thereof permitted under Section 4.9, (B) any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to manage or hedge fluctuations in currency exchange rates, (C) any forward contract, commodity swap agreement, commodity option agreement, or (D) any similar agreement or arrangement of the foregoing;

(xi)	prepaid expenses and negotiable instruments held for collection in the ordinary course of business;

(xii)	lease, utility, workers’ compensation, unemployment insurance, performance and other similar deposits arising in the ordinary course of business;

(xiii)	Investments existing as of the Issue Date and Investments purchased or received in exchange for such Investments; provided, however, that any additional consideration provided by the Company or any Restricted Subsidiary in such exchange shall not be permitted pursuant to this clause

(xiv)	loans or advances to customers in the ordinary course of business; and

(xv)	other Investments (net of returns of capital with respect to such Investments consisting of repayments of loans or redemptions of Capital Stock) in an aggregate amount not to exceed the aggregate amount of all dividends actually received by the Company after the Issue Date with respect to Investments specified under clause (xiii) above or under this clause (xv).

“Permitted Liens” means, with respect to any Person:

(i)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(ii)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or with respect to a securities account maintained with a securities intermediary; provided, however, that (A) such deposit account or securities account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution or securities intermediary other than with respect to maintenance or similar fees and expenses;

(iii)	Liens for taxes, assessments or governmental changes or levies on property not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(iv)	Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(v)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(vi)	Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(vii)	Liens to secure Priority Indebtedness;

(viii)	Liens existing on the Issue Date other than those described in clause (vii);

(ix)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(x)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(xi)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(xii)	Liens securing Interest Rate Agreements so long as such Interest Rate Agreements are permitted to be incurred under the Indenture;

(xiii)	Liens securing the Notes;

(xiv)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vi), (viii), (ix), (x) or (xiii);

provided, however, that: (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi), (viii), (ix), (x) or (xiii) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing;

(xv)	judgment Liens not giving rise to a Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(xvi)	Liens on Capital Stock of Unrestricted Subsidiaries; and

(xvii)	Liens securing other obligations not exceeding $25 million at any time outstanding. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness and fees, expenses and other customary amounts associated with such Indebtedness.

“Permitted Residuary Beneficiary” means any Person who is a beneficiary of a Qualified Trust and, under the terms of the Qualified Trust, is entitled to distributions out of the capital of such Qualified Trust only after the death of all of the Qualified Persons who are beneficiaries of such Qualified Trust.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof) or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Priority Indebtedness” means any Indebtedness incurred as Permitted Indebtedness pursuant to clause (i) of the definition of Permitted Indebtedness.

“Private Placement Legend” means the legend set forth under such caption in the form of Initial Note in Exhibit A hereto.

“Purchase Money Indebtedness” means any Indebtedness incurred by a Person to finance the cost (including the cost of acquisition, construction or improvement and in the case of any Capitalized Lease Obligation, the lease) of any real or personal property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith, and which may be incurred within 90 days of the acquisition of such property or completion of such construction or improvement.

“Qualified Person” means a Person referred to in clauses (a) through (e) of the definition of “Member of the McClatchy Family” or the spouse, widow or widower for the time being and from time to time of any Person described in clauses (d) or (e) of the definition of the “Member of the McClatchy Family”.

“Qualified Trust” means a trust (whether testamentary or inter vivos) any beneficiary of which is a Qualified Person.

“Rating Agency” means Moody’s and S&P (or, if both such entities cease to rate the Notes for reasons outside the control of the Company, then in place of that entity, any other securities rating organization national recognized in the United States and selected by the Company as a replacement agency).

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

“Reference Treasury Dealer” means Banc of America Securities LLC, and its respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for or to consolidate, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(i)	the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being Refinanced or (b) at least 181 days after the Maturity Date of the Notes;

(ii)	the portion of the Refinancing Indebtedness that is scheduled to mature on or prior to the 181st day after the Maturity Date of the Notes has an Average Life to Stated Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life to Stated Maturity of the portion of the Indebtedness being Refinanced, that is scheduled to mature on or prior to the 181st day after the Maturity Date of the Notes;

(iii)	such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being Refinanced, (b) the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated purchase and (c) the amount of fees, expenses and costs related to the incurrence of such Refinancing Indebtedness;

(iv)	such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being Refinanced, except that the Company may incur Refinancing Indebtedness to Refinance Indebtedness of any Restricted Subsidiary; and

(v)	if the Indebtedness being Refinanced is Subordinated Indebtedness, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness being Refinanced.

“Registrar” means the office or agency that the Company maintains where Notes may be presented for registration of transfer or for exchange.

“Registration Rights Agreement” means (a) the Registration Rights Agreement dated as of the Issue Date by and among the Dealer Manager, the Company and the Guarantors, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof, and (b) with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Payment” means any of the following:

(i)	the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company (including any payment in connection with any merger or consolidation involving such Person) or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable or payments made solely in Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary and any other Person that owns Capital Stock of such Subsidiary on a pro rata basis or on a basis that will result in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

(ii)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of the Restricted Subsidiaries (other than Capital Stock owned by the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(iii)	the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness (other than the purchase, repurchase, redemption, acquisition or retirement of any such Subordinated Indebtedness in anticipation of satisfying a payment at the scheduled maturity, scheduled repayment or scheduled sinking fund payment, in each case, due within one year of such purchase, repurchase, redemption, acquisition or retirement);

(iv)	the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

(v)	any designation of a Restricted Subsidiary as an Unrestricted Subsidiary to the extent set forth in the definition of Unrestricted Subsidiary; and

(vi)	the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Unguaranteed Senior Indebtedness.

For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

“Restricted Subsidiary” means a Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of Coverage Indebtedness pursuant to Section 4.9 and no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property, directly or indirectly, to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (1) all Specified Senior Indebtedness of the Company or any Restricted Subsidiary as of such date of determination, determined on a consolidated basis to (2) the Company’s EBITDA for the Four Quarter Period ending on or prior to the date of determination for which financial statements are publicly available, with such pro forma and other adjustments to clauses (1) and (2) above as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Leverage Ratio.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Specified Senior Indebtedness” means, without duplication, the sum of (i) all outstanding Priority Indebtedness, (ii) all outstanding Indebtedness represented by the Notes, (iii) any other Indebtedness of the Company that is guaranteed by any Restricted Subsidiary and (iv) all Capitalized Lease Obligations.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable (but excluding any provision providing for the redemption or repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingencies beyond the control of the obligor unless such contingency has occurred).

“Subordinated Indebtedness” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes or a Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect; provided, however, that (i) unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured and (ii) Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

“Subsidiary” means, with respect to any Person:

(i)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“substantially concurrent” means, with respect to two or more events, the occurrence of such events within 90 days of each other.

“Suspension Termination Event” means the occurrence of either of the following events: (i) the Notes cease to have an Investment Grade Rating from at least one Rating Agency or (ii) a Default occurs and is continuing.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.3 hereof).

“Transfer Restricted Notes” means Notes that bear or are required to bear the Private Placement Legend.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unguaranteed Senior Indebtedness” means the Company’s outstanding 2011 Notes, 2014 Notes, 2017 Notes, 2027 Debentures, 2029 Debentures and any other unsubordinated and unsecured Indebtedness which does not constitute Specified Senior Indebtedness.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company and (b) any Subsidiary of an Unrestricted Subsidiary. At the time of designation of a Subsidiary as an Unrestricted Subsidiary: (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary or any of its Subsidiaries (A) is guaranteed by the Company or any Restricted Subsidiary, or (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to satisfaction thereof, (ii) such Unrestricted Subsidiary and its Subsidiaries have no Indebtedness or any other obligation that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and (iii) no Default shall have occurred and be continuing. Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed a Restricted Payment in an amount equal to the Fair Market Value of such Subsidiary and its Subsidiaries (as determined in good faith by the Board of Directors of the Company) and any such designation shall be permitted only if it complies with Section 4.10. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company pursuant to the foregoing sentence, together with a copy of each such resolution adopted.

“U.S. Government Obligations” means non-callable notes, bills or other similar obligations issued or guaranteed by the United States government or any agency thereof the full and timely payment of which are backed by the full faith and credit of the United States.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the Board of Directors or other similar governing body of such Person.

Section 1.2. Other Definitions.

The definitions of the following terms may be found in the Sections indicated as follows:

Affiliate Transaction	4.13
Agent Members	2.14	(a)
Change of Control Date	4.19
Change of Control Offer	4.19
Change of Control Purchase Date	4.19
Change of Control Purchase Price	4.19
Covenant Defeasance	9.3
Coverage Indebtedness	4.9
Excess Proceeds Offer	4.12
Funding Guarantor	10.6
Global Note	2.1	(c)
Legal Defeasance	9.2
Non-Permitted Lien	4.14
Notes Offer	4.12
Offer Period	4.12
Pari Passu Excess Proceeds Offer	4.12
Purchase Date	4.12
QIB	2.1	(c)
QIB Global Note	2.1	(c)
Regulation S	2.1	(c)
Regulation S Global Note	2.1	(c)
Reinvestment Date	4.12
Replacement Assets	4.12
Rule 144A	2.1	(c)
Sale/Leaseback Proceeds Offer	4.12
Surviving Entity	5.1
Suspended Covenant	4.17
U.S. Global Note	2.1	(c)

The following securities have the following definitions in this Indenture:

“2011 Notes” mean the Company’s 7.125% notes due June 1, 2011;

“2014 Notes” mean the Company’s 4.625% notes due November 1, 2014;

“2017 Notes” mean the Company’s 5.750% notes due September 1, 2017;

“2027 Debentures” mean the Company’s 7.150% debentures due November 1, 2027; and

“2029 Debentures” mean the Company’s 6.875% debentures due March 15, 2029.

Section 1.3. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes or the Guarantees, as appropriate.

“indenture securityholder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Company, the Guarantors or any other obligor on the Notes or the Guarantees.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC Rule have the meanings therein assigned to them.

Section 1.4. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular; and

(5) words used herein implying any gender shall apply to every gender.

ARTICLE 2.

THE NOTES

Section 2.1. Form and Dating.

(a) The Initial Notes (including Global Notes) and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and made part of this Indenture. Any Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use “CUSIP” numbers in issuing the Notes. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

(b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c) The Initial Notes issued on the date hereof are being offered and sold by the Company only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial issuance, Initial Notes that are Transfer Restricted Notes may be transferred to, among others, QIBs and Non-U.S. Persons in reliance on Regulation S. Initial Notes that are offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (collectively, the “QIB Global Note” or “U.S. Global Note”) deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and the Guarantors will execute the Guarantees endorsed thereon) and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) duly executed by the Company (and the Guarantors will execute the Guarantees endorsed thereon) and authenticated by the Trustee as hereinafter provided, shall be deposited with the Trustee, as custodian for the Depository. The QIB Global Note and the Regulation S Global Note (each a “Global Note”) shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee. Transfers of Initial Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.14.

Section 2.2. Execution and Authentication.

The Notes shall be executed on behalf of the Company by one Officer of the Company and the Guarantees shall be executed on behalf of the Guarantors by one Officer of each of the Guarantors.

Such signature may be either manual or facsimile. The Company’s seal may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee manually signs the certificate of authentication pertaining to the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or an authenticating agent shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $175,000,000 in connection with the Initial Exchange Offer, (ii) Additional Notes in an aggregate principal amount that, in addition to the Initial Notes, shall not exceed $200,000,000 (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.9 and provided that the Additional Notes may be issued only if the Additional Notes are fungible with the Notes for federal income tax purposes) and (iii) Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes, in each case upon a Company Request. With respect to a Company Request for authentication pursuant to clause (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000.

The Company Request directing the authentication and delivery of Notes shall specify whether such Notes shall be issued in the form of Notes or Global Notes. Such Company Request shall specify the amount, series and CUSIP numbers of the Notes to be authenticated, the date on which the original issue of the Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. If the Company Request specifies that the Notes are to be issued in the form of one or more Global Notes, then the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon) and the Trustee shall, in accordance with this Section and such Company Request, authenticate and deliver one or more Global Notes that:

(a) shall be registered in the name of the Depository or a nominee of such Depository,

(b) shall be delivered by the Trustee to the Depository or held by the Trustee as custodian for the Depository, and

(c) shall include and bear a legend substantially to the effect that unless and until it is exchanged in whole or in part for Notes, such Global Notes may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

The Depository must, at the time of its designation and at all times when it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Any appointment shall be evidenced by instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3. Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company or any Guarantor in respect of the Notes, Guarantees and this Indenture may be served, which shall in each case be initially an office or agency of the Trustee in the Borough of Manhattan, City of New York, State of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate of the Company may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.4. Paying Agent To Hold Assets in Trust.

The Trustee as Paying Agent shall, and the Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article 10, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment default with respect to the Notes, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.5. Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each record date and on or before each related Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.6. Transfer and Exchange.

Subject to the provisions of this Section 2.6, when a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.3 hereof, subject to the provisions of this Section 2.6, the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon) and the Trustee shall authenticate Notes at the Registrar’s request.

Notwithstanding any other provision of this Section 2.6, unless and until it is exchanged in whole or in part for Notes, a Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

If (i) the Depository is at any time unwilling, unable or ineligible to continue as Depository or ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed by the Company within 90 days of the date the Company is so informed in writing or becomes aware of the same, (ii) the Company, at its option, notifies the Trustee in writing that it has elected to cause the issuance of the Notes in certificated form or (iii) an Event of Default has occurred and is continuing, the Company promptly will execute (and the Guarantors will execute the Guarantees endorsed thereon) and deliver to the Trustee Notes, and the Trustee, upon receipt of a Company Request for the authentication and delivery of such Notes (which the Company will promptly execute and deliver to the Trustee), will authenticate and deliver Notes, without charge, in an aggregate principal amount equal to the principal amount of the outstanding Global Notes, in exchange for and upon surrender of all such Global Notes.

In any exchange provided for in the preceding paragraph, the Company will execute (and the Guarantors will execute the Guarantees endorsed thereon) and the Trustee will authenticate and deliver Notes in the authorized denominations provided by Section 2.1.

Upon the exchange of a Global Note for Notes, such Global Note shall be canceled by the Trustee. Definitive Notes issued in exchange for Global Notes pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration or transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar or a co-Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or a co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.9, 3.6, 4.12, 4.19 or 8.5 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.7. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond or other security or indemnity may be required by the Company and/or the Trustee that is sufficient in the judgment of the Company and/or the Trustee to protect, indemnify and hold harmless the Company, the Trustee or any Agent from any loss (however remote) which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

Section 2.8. Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding.

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Subject to Section 11.6, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.9. Temporary Notes.

Until Global Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes in exchange for temporary Notes presented to it.

Section 2.10. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. At the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and at the written request of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

Section 2.11. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.1 hereof, to the persons who are Noteholders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least

15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder, with a copy to the Trustee, a notice that states the special record date, the payment date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.12. Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or on the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or on the Maturity Date, as the case may be.

Section 2.13. CUSIP Number.

The Company in issuing the Notes may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

Section 2.14. Book-Entry Provisions for Global Notes.

(a) Each Global Note initially shall (i) be registered in the name of the Depository for such Global Note or the nominee of such Depository and (ii) be delivered to the Trustee as custodian for such Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or the Company from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depository’s and the Registrar’s procedures.

(c) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (b) of this Section 2.14 to beneficial owners identified by the Depository who are required to hold Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

(d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (b) of this Section 2.14, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver (and the Guarantors will execute the Guarantees endorsed thereon), to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Notes of authorized denominations.

(e) Any definitive Note delivered in exchange for an interest in a Global Note pursuant to subsection (c) or subsection (d) of this Section 2.14 shall, except as otherwise provided by paragraph (d) of Section 2.15, bear the Private Placement Legend.

(f) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.15. Special Transfer Provisions.

Unless and until a Transfer Restricted Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to a QIB (other than pursuant to Regulation S):

(i) If the Note to be transferred consists of Notes or an interest in a Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided the Registrar with a certificate substantially in the form set forth in Exhibit C hereto.

(ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to (x) the principal amount of the Notes, to be transferred, and the Trustee shall cancel the definitive Note so transferred or (y) the amount of the beneficial interest in the Regulation S Global Note to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the Regulation S Global Note).

(iii) If the proposed transferee is entitled to receive a definitive Note as provided in Section 2.14 and the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

(iv) If the Initial Note to be transferred consists of Notes and the proposed transferee is entitled to receive a definitive Note as provided in Section 2.14, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute (and the Guarantors will execute the Guarantees thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

(b) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to any transfer of an Initial Note pursuant to Regulation S:

(i) The Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Exhibit D from the proposed transferor and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and make available for delivery, one or more Notes.

(ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the document required by paragraph (i), and (y) instructions in accordance with the Depository’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

(c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) such transfer, exchange or replacement of such Notes occurs after the Resale Restriction Termination Date (which date shall be set forth in an Officers’ Certificate of the Company delivered to the Trustee) or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE 3.

REDEMPTION

Section 3.1. Redemption.

(a) At any time prior to July 15, 2012, the Company may redeem the Notes, in whole or in part, after giving the required notice under the Indenture, at a redemption price equal to the sum of:

(1) the principal amount of the Notes to be redeemed, plus

(2) accrued and unpaid interest to, but excluding, the redemption date, plus

(3) the Make-Whole Premium.

(b) At any time on or after July 15, 2012, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date. The following redemption prices are for the Notes redeemed during the 12-month period commencing on July 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption Price
2012	107.875%
2013 and thereafter	100.000%

(c) At any time prior to July 15, 2012, the Company also may redeem Notes (which includes Additional Notes) with the proceeds received by the Company from any Equity Offering of the Company at a redemption price equal to 115.75% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (which includes Additional Notes); provided, however, that:

(1) in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering, and

(2) not less than 65% of the original aggregate principal amount of the Notes (which includes Additional Notes) remains outstanding immediately thereafter.

If the Company elects to redeem Notes pursuant to this Section, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be canceled in writing at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.2. Selection by Trustee of Notes To Be Redeemed.

If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, or by any other method that the Trustee considers fair and equitable and, if such Notes are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of Notes for redemption shall be made on a pro rata basis, unless such method is otherwise prohibited.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $2,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or integral multiples thereof) of the principal amount of Notes that have denominations larger than $2,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3. Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.3 hereof.

The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof, if any) and shall state:

(1) the Redemption Date;

(2) the redemption price;

(3) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon cancellation of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder of such Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making the redemption payment, interest on the Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

Section 3.4. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.3 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, plus interest, if any, accrued to (but not including) the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest, if any, to (but not including) the Redemption Date, provided that if the Redemption Date is after a regular interest payment record date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

Section 3.5. Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph and the Company and the Paying Agent are not prohibited from paying such moneys to Holders, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the proviso in Section 3.4, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.6. Notes Redeemed in Part.

Upon cancellation of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note canceled.

ARTICLE 4.

COVENANTS

Section 4.1. Payment of Notes.

The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or otherwise.

The Company shall pay interest on overdue principal, and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.2. Reports to Holders.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13(a) and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings but the Company will post such information, documents and reports on its website within the time periods that would apply if the Company were required to file those reports with the SEC; provided further, however, that any information accepted for filing by the SEC shall be deemed to have been provided to the holders of the Notes and the Trustee.

Section 4.3. Waiver of Stay, Extension or Usury Laws.

The Company and each Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.4. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 2009), an Officers’ Certificate stating that to the best of his or her knowledge each of the Company and the Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

(b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee an Officers’ Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

Section 4.5. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP.

Section 4.6. Maintenance of Properties and Insurance.

The Company shall cause all material properties used in, or useful to the conduct of, its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and is not disadvantageous in any material respect to the Holders.

Section 4.7. Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 4.8. Maintenance of Office or Agency.

The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.2.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 11.2 as such office of the Company.

Section 4.9. Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness and will not permit any Restricted Subsidiary to issue any Preferred Stock; provided, however, that (a) the Company and its Restricted Subsidiaries may incur Permitted Indebtedness and (b) the Company or any Guarantor may incur Indebtedness if the Company’s Leverage Ratio at the time of incurrence of such Indebtedness, after giving pro forma effect to such incurrence as of such date and to the use of the proceeds therefrom, would have been no greater than 7.5 to 1.0, and (2) the Company’s Senior Leverage Ratio at the time of incurrence of such Indebtedness, after giving pro forma effect to such incurrence as of such date and to the use of the proceeds therefrom, would have been no greater than 4.5 to 1.0 (any such Indebtedness incurred pursuant to this clause (b) being herein called “Coverage Indebtedness”); provided, however, that the aggregate amount of Coverage Indebtedness that is Indebtedness of the Company Guaranteed by any Restricted Subsidiary or Indebtedness of a Guarantor is limited to $200 million less the aggregate principal amount of Notes issued on the Issue Date.

For purposes of determining compliance with this covenant,

(i)	in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (viii) of the definition of Permitted Indebtedness or is entitled to be incurred as Coverage Indebtedness, the Company shall, in its sole discretion, classify such item of Indebtedness (or any part thereof), in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to one or more of such categories of Permitted Indebtedness or as Coverage Indebtedness;

(ii)	any Indebtedness outstanding on the Issue Date under the Existing Senior Secured Credit Agreement will be treated as incurred on the Issue Date under clause (i) of the definition of Permitted Indebtedness; and

(iii)	any Indebtedness classified as incurred pursuant to clause (vii) in the definition of Permitted Indebtedness will thereafter be automatically reclassified such that it will be deemed as having been incurred as Coverage Indebtedness if and to the extent that such reclassified Indebtedness could then be incurred as Coverage Indebtedness.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accumulation of dividends on Disqualified Capital Stock (to the extent not paid), the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock, and any increase of a liability on the consolidated balance sheet of the Company with respect to Indebtedness incurred under clause (ix) of the definition of Indebtedness in connection with a Leveraged Partnership will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Section 4.10. Limitation on Restricted Payments.

The Company will not make, and will not permit any of its Restricted Subsidiaries to make, any Restricted Payment, unless:

(a) no Default has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment;

(b) immediately after giving pro forma effect to such Restricted Payment (and the incurrence of any Indebtedness in connection therewith), the Company would be able to incur $1.00 of Coverage Indebtedness pursuant to Section 4.9; and

(c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (without duplication):

(1)(i) prior to the second anniversary of the Issue Date, $20 million, (ii) on or after the second anniversary of the Issue Date and prior to the third anniversary of the Issue Date, $25 million, or (iii) on or after the third anniversary of the Issue Date and prior to the Maturity Date, $30 million; plus

(2) 100% of the aggregate Net Proceeds received by the Company, after the Issue Date, from the issue or sale of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company issued after the Issue Date and convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be; plus

(3) the net reductions in Investments (other than reductions in Permitted Investments) in any Person resulting from repayments of loans or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case at the Fair Market Value thereof, not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person and treated as Restricted Payments made after the Issue Date.

Notwithstanding the foregoing, any Restricted Payment consisting of an Investment shall be made and held by the Company or a Guarantor (and not transferred to another Person except in connection with an Asset Sale permitted by Section 4.12) and no Liens may be created or permitted to exist on such Investment other than Permitted Liens.

For purposes of determining the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its Fair Market Value.

The foregoing restrictions will not prohibit:

(1)	the payment of any dividend or distribution within 90 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

(2)	the purchase, repurchase, redemption, defeasance, acquisition or retirement of any shares of Capital Stock of the Company, Indebtedness of the Company which is Subordinated Indebtedness or Unguaranteed Senior Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Capital Stock of the Company (other than Disqualified Capital Stock); provided, however, that the Net Proceeds described in this clause (2) shall not be included in the calculation of amounts under clause (c)(2) of the first paragraph of this covenant;

(3)	the purchase, repurchase, redemption, defeasance, acquisition or retirement of Subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Notes on terms no less favorable, taken as a whole, to the holders of the Notes than the Subordinated Indebtedness being redeemed or retired and that (x) has a Stated Maturity no earlier than the 91st day after the Maturity Date or the final maturity date of the Indebtedness being redeemed or retired, whichever is earlier, and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being purchased, repurchased, redeemed, defeased, acquired or retired;

(4)	extending loans (but not including the forgiveness of any such loan) to employees, officers and directors for relocation loans, bonus advances and other purposes in compliance with applicable laws or the purchase, repurchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Capital Stock) or options on such shares held by the Company’s or the Restricted Subsidiaries’ employees, officers or directors or former employees, officers or directors (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former employees, officers or directors pursuant to the terms of a benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former employee, officer or director; provided, however, that the aggregate amount of any such loans extended pursuant to this clause (4) do not exceed $3 million at any time outstanding;

(5)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness that is subject to the terms and conditions in respect of a Change of Control Offer or an Excess Proceeds Offer, as applicable, similar in all material respects to Section 4.12 and Section 4.19, as applicable, and requiring the Company to make an offer to purchase such Indebtedness at substantially the same time; provided, however, that all Notes tendered in connection with a Change of Control Offer or Excess Proceeds Offer, as applicable, have been repurchased, redeemed or acquired for value prior to any Restricted Payment being made pursuant to this clause (5);

(6)	the acquisition of Capital Stock of the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

(7)	in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, the receipt or acceptance of the return to the Company or any of its Restricted Subsidiaries of Capital Stock of the Company or any Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment;

(8)	the purchase of fractional shares of Capital Stock of the Company arising out of stock dividends, splits or combinations or business combinations or the payment of cash in lieu of fractional shares upon the exercise of warrants;

(9)	the honoring of any conversion request by a holder of any convertible Indebtedness that is convertible into Capital Stock of the Company or its Restricted Subsidiaries and making cash payments in lieu of fractional shares in connection with any conversion of convertible Indebtedness in accordance with the terms of any convertible Indebtedness;

(10)	the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights in accordance with the terms of any such shareholder rights plan;

(11)	the payment of dividends on Disqualified Capital Stock the incurrence of which was permitted by the Indenture; or

(12)	the purchase, repurchase, redemption, defeasance, acquisition or retirement of Unguaranteed Senior Indebtedness, so long as after giving effect to such purchase, repurchase, redemption, defeasance, acquisition or retirement of Indebtedness, the Company on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect thereof) could incur $1.00 of Coverage Indebtedness pursuant to Section 4.9.

The actions described in the preceding clauses (1) and (4) shall be Restricted Payments that shall be permitted to be made in accordance with this covenant but which shall reduce the amount that would otherwise be available for Restricted Payments under clause (c) of the first paragraph of this covenant, and the actions described in the preceding clauses (2), (3), (5), (6), (7), (8), (9), (10), (11) and (12) shall be Restricted Payments that shall be permitted to be taken in accordance with this covenant and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (c) of the first paragraph of this Section 4.10.

Section 4.11. Limitation on Layering.

The Company will not, and will not permit any Guarantor to, incur any Indebtedness (excluding any Acquired Indebtedness that is not incurred in contemplation of or in connection with any Person becoming a Restricted Subsidiary) that is contractually subordinate in right of payment to any Indebtedness of the Company or any of the Guarantors, unless such Indebtedness is also contractually subordinated in right of payment to the Notes at least to the same extent;

provided, however, that no Indebtedness of the Company or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by reason of such other Indebtedness being secured, being guaranteed or having a shorter maturity of payment.

Section 4.12. Limitation on Certain Asset Sales.

The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(i)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale, transfer or other disposition at least equal to the Fair Market Value thereof;

(ii)	not less than 75% (or in the case of a Sale/Leaseback Transaction, 100%) of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided, however, that, except in the case of a Sale/Leaseback Transaction, the amount of (x) any liabilities of the Company or any Restricted Subsidiaries that are assumed by the transferee of such assets and for which the Company and its Restricted Subsidiaries are released, including any such Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee so long as the Company or any remaining Restricted Subsidiary is not obligated on such Indebtedness, and (y) any notes, other securities or other obligations received by the Company or any such Restricted Subsidiary which are converted into cash within 180 days after such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision;

(iii)	except in the case of a Sale/Leaseback Transaction, the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied, at the Company’s election:

(a) to prepay, repay, purchase, repurchase, defease, retire or otherwise acquire (i) any Priority Indebtedness or (ii) any Purchase Money Indebtedness to the extent that such Asset Sale involves property or assets securing such Purchase Money Indebtedness, in each case, within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided, however, that any such repayment of Indebtedness that may be reborrowed must be accompanied by a permanent reduction in the commitments thereunder (unless any such reduction is already provided for in the Existing Senior Secured Credit Facility) in an amount equal to the principal amount so repaid; or

(b) to an investment in or acquisition of assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person that is, or becomes, a Subsidiary of the Company or that would constitute a Permitted Investment under clause (iii) of the definition thereof) used or useful in businesses performed by, or similar, complementary or ancillary to the business of, the Company and the Restricted Subsidiaries as conducted at the time of such Asset Sale (collectively, “Replacement Assets”), provided, however, that such investment occurs and such Asset Sale Proceeds are so applied on or prior to the date 360 days following the receipt of such Asset Sale Proceeds (the “Reinvestment Date”); and

(iv)	in the case of a Sale/Leaseback Transaction, the Asset Sales Proceeds received by the Company or such Restricted Subsidiary are applied as follows:

(a) the Company shall apply such Asset Sales Proceeds to make an offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase (a “Sale/Leaseback Proceeds Offer”); and

(b) if the aggregate purchase price of all Notes tendered pursuant to an Sale/Leaseback Proceeds Offer is less than such Asset Sales Proceeds, the Company shall apply such excess amount of Asset Sales Proceeds to prepay, repay, purchase, repurchase, defease, retire or otherwise acquire Priority Indebtedness; provided, however, that any such prepayment, repayment, purchase, repurchase, defeasance, retirement or other acquisition of Priority Indebtedness that may be reborrowed must be accompanied by a permanent reduction in the commitments thereunder in an amount equal to the principal amount so repaid.

If on the Reinvestment Date with respect to any Asset Sale, the Asset Sale Proceeds have not been applied in the manner specified in clauses (a) and (b) of clause (iii) above and the Available Asset Sale Proceeds exceed $25 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes (and may at its option make such offer prior to the Reinvestment Date), at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase (an “Excess Proceeds Offer”); provided, however, that the Company may, at the time that it makes any such Excess Proceeds Offer, also offer to purchase any Indebtedness that ranks pari passu in right of payment with the Notes, is guaranteed by all the Guarantors and is subject to the terms and conditions in respect of Asset Sales similar in all material respects to this covenant and that requires the Company to make an offer to purchase such Indebtedness at substantially the same time as the Excess Proceeds Offer (a “Pari Passu Excess Proceeds Offer”). To the extent the Company so elects to make a Pari Passu Excess Proceeds Offer, Notes and such pari passu Indebtedness shall be purchased pursuant to such Excess Proceeds Offer and Pari Passu Excess Proceeds Offer, respectively, on a pro rata basis based on the aggregate principal amount of such Notes and pari passu Indebtedness then outstanding. To the extent that the aggregate principal amount of pari passu Indebtedness tendered pursuant to a Pari Passu Excess Proceeds Offer is less than such pari passu Indebtedness’s pro rata share of such Available Asset Sale Proceeds, the Company shall use such remaining Available Asset Sale Proceeds to purchase any Notes validly tendered and not withdrawn pursuant to such Excess Proceeds Offer. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Available Asset Sale Proceeds or, to the extent the Company elects to make a Pari Passu Excess Proceeds Offer, exceeds the Notes’ pro rata share of such Available Asset Sale Proceeds, then Notes to be purchased will be selected on a pro rata basis. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer and the aggregate principal amount of debt tendered pursuant to any Pari Passu Excess Proceeds Offer is less than the Available Asset Sale Proceeds, the Company may use any remaining Available Asset Sale Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of such Excess Proceeds Offer and any Pari Passu Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reduced by the aggregate amount of such Excess Proceeds Offer and Pari Passu Excess Proceeds Offer.

If the Company is required to make a Sale/Leaseback Proceeds Offer or an Excess Proceeds Offer (collectively, a “Notes Offer”), the Company will mail, within 30 days following the Reinvestment Date, a notice to the Holders with a copy to the Trustee which shall include, among other things, the instructions, determined by the Company, that each such Holder must follow in order to have such Notes repurchased and the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The notice, which shall govern the terms of the Notes Offer, shall also state:

(1)	that the Notes Offer is being made pursuant to this section and that the Notes Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by law (the “Offer Period”);

(2)	that such Holders have the right to require the Company to apply the Asset Sale Proceeds or Available Asset Sale Proceeds, as the case may be, to repurchase such Notes at a purchase price in cash equal to 101% or 100%, as appropriate, of the principal amount thereof plus accrued and unpaid interest, to but excluding the date of purchase;

(3)	the purchase price and the purchase date (the “Purchase Date”) which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

(4)	that any Note not tendered or accepted for payment will continue to accrue interest;

(5)	that any Note accepted for payment pursuant to the Notes Offer shall cease to accrue interest on and after the Purchase Date;

(6)	that any Note accepted for payment pursuant to the Notes Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(7)	that Holders will be entitled to withdraw their election if the Company, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

(8)	that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

(9)	in the case of an Excess Proceeds Offer, whether the Company is also making a Pari Passu Excess Proceeds Offer and to the extent the Company is also making such a Pari Passu Excess Proceeds Offer, the aggregate principal amount of Notes and such pari passu Indebtedness which may be purchased by the Company on a pro rata basis based on the aggregate principal amount of Notes and such pari passu Indebtedness then outstanding (including any calculations with respect thereto); and

(10)	the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Notes Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest on the Notes to be purchased and deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.12.

Pending the final application of any Asset Sale Proceeds pursuant to this covenant, the holder of such Asset Sale Proceeds may apply such Asset Sale Proceeds temporarily to reduce Indebtedness outstanding under any revolving Credit Facility or otherwise invest such Asset Sale Proceeds in any manner not prohibited by the Indenture.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Section 4.13. Limitation on Transactions with Affiliates.

The Company will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate (an “Affiliate Transaction”) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could be obtained by the Company or such Restricted Subsidiary, as the case may be, on an arm’s-length basis with a Person who is not an Affiliate. In any Affiliate Transaction involving an amount or having a value in excess of $5 million, the Company must obtain a Board Resolution approved by a majority of the disinterested members of the Board of Directors of the Company approving such Affiliate Transaction and deliver to the Trustee such Board Resolution and an Officers’ Certificate certifying that such Affiliate Transaction complies with this provision. In any Affiliate Transaction with a value in excess of $10 million, the Company must obtain a written opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view or as to the Affiliate Transaction being no less favorable to the Company or such Restricted Subsidiary than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who is not an Affiliate, in each case issued by an accounting, appraisal or investment banking firm of nationally recognized standing.

The foregoing provisions will not apply to:

(i)	any Investment (excluding all Permitted Investments other than the Permitted Investment under clause (viii) of the definition thereof) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.10;

(ii)	any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries;

(iii)	the payment of reasonable and customary fees to directors of the Company who are not employees of the Company and any employment and consulting agreements entered into by the Company or any Restricted Subsidiary with their executives or consultants in the ordinary course of business;

(iv)	any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided, however, that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity; or

(v)	any employment, indemnification, severance or other agreement or transactions relating to compensation, employee benefits or benefit plans with any employee, consultant or director of the Company or a Restricted Subsidiary that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

Section 4.14. Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to incur or permit to exist any Lien on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness or Capital Stock, other than Permitted Liens (such Lien, being a “Non-Permitted Lien”); provided, however, that in the event the Company fails to comply with the foregoing, the Company or such Restricted Subsidiary shall be deemed to have created at the time such Non-Permitted Lien is incurred a security interest in favor of the Notes, which will be secured equally and ratably with the obligations secured by such Non-Permitted Lien, and the Company will memorialize such security interest promptly thereafter; provided further, however, that if the Non-Permitted Lien is released or terminated, the security interest in favor of the Notes shall be deemed to have been released and terminated and the Company may take such action, if any, as is necessary to memorialize such release and termination; provided further, however, that the creation of such security interest in favor of the Notes will not be treated as waiving or curing the Company’s failure to comply with this covenant or preventing a Default (which Default may be cured by the foregoing proviso).

Section 4.15. Limitations on Sale/Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(i) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness in an amount equal to the Capitalized Lease Obligation with respect to such Sale/Leaseback Transaction pursuant to Section 4.9;

(ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/ Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(iii) the Company applies the net proceeds of such Sale/Leaseback Transaction in compliance with Section 4.12.

Section 4.16. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any of the Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock;

(ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(iii) make loans or advances to the Company or any Restricted Subsidiary;

(iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary; or

(v) guarantee the Notes or any Refinancings thereof,

in each case, except for Permitted Dividend Encumbrances.

Section 4.17. Fall-Away Event.

Upon the occurrence of a Fall-Away Event, the Company and its Restricted Subsidiaries will no longer be obligated to comply with Section 4.10 (the “Suspended Covenant”).

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenant for any period of time as a result of the occurrence of a Fall-Away Event and, subsequently, a Suspension Termination Event occurs, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenant. Compliance with the Suspended Covenant with respect to Restricted Payments made after the time of the Suspension Termination Event shall be calculated in accordance with the terms of the Suspended Covenant as though such covenant had been in effect during the entire period of time from the Issue Date.

Section 4.18. Payments for Consent.

Neither the Company nor any Affiliate of the Company may pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.19. Change of Control.

Upon the occurrence of a Change of Control (the date of such occurrence, the “Change of Control Date”), unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes in accordance with Section 3.3, the Company will notify the Trustee and the Holders of the Notes in writing of such occurrence and shall make an offer to purchase (a “Change of Control Offer”), and shall purchase, on a Business Day (a “Change of Control Purchase Date”) not more than 60 nor less than 30 days following the Change of Control Date all of the then outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the Change of Control Purchase Date (the “Change of Control Purchase Price”).

Notice of a Change of Control Offer shall be sent, by first-class mail, postage prepaid, by the Company not later than the 30th day after the Change of Control Date to the Holders of the Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

(i) that the Change of Control Offer is being made pursuant to this covenant and that all Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

(ii) the Change of Control Purchase Price (including the amount of accrued interest, including additional interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

(iii) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

(iv) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

(v) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

(vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Note purchased;

(vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

(viii) the circumstances giving rise to the Change of Control; and

(ix) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

On the Change of Control Purchase Date, the Company will (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, and (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided, however, that each such new Note shall be issued in an original principal amount in denominations of $2,000 and integral multiples of $1,000 thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of its compliance with such securities laws or regulations.

ARTICLE 5.

SUCCESSOR CORPORATION

Section 5.1. Limitation on Merger, Consolidation or Sale of Assets by the Company.

(a) The Company shall not (i) merge or consolidate with or into any Person (other than a merger of a Restricted Subsidiary into the Company) or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, in one transaction or a series of related transactions, unless:

(i) either (A) if the transaction or series of transactions is a merger or consolidation, the Company will be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, are transferred (any such surviving person or transferee Person being the “Surviving Entity”) will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; and

(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of Coverage Indebtedness pursuant to Section 4.9.

(b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.1, the Company will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.2. Successor Person Substituted for the Company.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries in accordance with this covenant, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein, and thereafter (except with respect to any such transfer which is a lease) the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Notes.

Section 5.3. Limitation on Merger, Consolidation or Sale of Assets by a Guarantor.

(a) The Company will not permit any Guarantor to (i) merge or consolidate with or into, any Person (other than a merger with or into the Company or another Guarantor), or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, taken as a whole, in one transaction or a series of related transactions (other than to the Company or another Guarantor), unless:

(i) except in the case of a Guarantor that (x) has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) as a result of the disposition of all or a portion of its Capital Stock ceases to be a Subsidiary, in both cases, if in connection therewith the Company provided an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.12 in respect of such disposition, the resulting, surviving or transferee Person (if not such Guarantor) will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Guarantor under its Guarantee and the Indenture; and

(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing.

(b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.3, the Guarantor will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.4. Successor Person Substituted for Guarantor.

Upon satisfaction of the conditions set forth in Section 5.3, the surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor under the Indenture; provided, however, that the predecessor company in the case of a lease of all or substantially all of its assets shall not be released from any of the obligations or covenants under the Indenture and the Notes, including with respect to the payment of the Notes, and in all other cases the predecessor company shall be released from all obligations and covenants under the Indenture.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

An “Event of Default” occurs if:

(1) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, upon redemption, upon required purchase or otherwise;

(2) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

(3) the failure by the Company to comply with its obligations under Section 5.1;

(4) the failure by the Company for 45 days after notice with any of its obligations under Sections 4.2, 4.9, 4.10, 4.11, 4.12 (other than the failure to purchase Notes), 4.13, 4.14, 4.15, 4.16, 4.19 (other than the failure to purchase Notes), 5.3 or 10.4;

(5) the failure by Company or any Guarantor to comply for 60 days after notice with any other agreements contained in the Indenture or in the Guarantees;

(6) there is a default or are defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $50 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

(7) a court of competent jurisdiction enters a final judgment or judgments which can no longer be appealed for the payment of money in excess of $50 million, individually or in the aggregate in existence at one time, against the Company or any Restricted Subsidiary and such judgment remains undischarged or unsatisfied for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

(8) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)	makes a general assignment for the benefit of its creditors;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case,

(B)	appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(C)	orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days.

(10) any Guarantee of a Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture) and such cessation with respect to a Guarantee by a Guarantor that is not a Significant Subsidiary continues for a period of 30 days after the Company knows of such cessation;

(11) the Company purchases, repurchases, redeems, defeases, acquires or retires Unguaranteed Senior Indebtedness at a time when, after giving effect to such purchase, repurchase, redemption, defeasance, acquisition or retirement of Indebtedness, the Company on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect thereof) could not incur $1.00 of Coverage Indebtedness pursuant to Section 4.9 and 30 days shall have passed after such occurrence.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) in accordance with Section 7.5.

Notwithstanding anything to the contrary in this Article 6, if the Company so elects, the sole remedy of Holders for a failure to comply with any obligations we may have or are deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act relating to our failure to file any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or of Section 4.2 will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the Notes at a rate per annum: (i) equal to 0.25% for the first 90 days after the occurrence of such failure and (ii) equal to 0.50% after the first 90 days and to, and including, the 180th day after the occurrence of such failure, which we call additional interest. The additional interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided in Section 6.2.

Section 6.2. Acceleration.

If an Event of Default (other than an Event of Default arising under Sections 6.1(8) or (9)) shall have occurred and be continuing, then the Trustee by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding may by written notice to the Company and the Trustee declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest to the date of acceleration, in which case such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.1(8) or (9) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.3. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedies by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults and Events of Default.

Subject to Sections 6.2, 6.7 and 8.2 hereof, the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.5. Control by Majority.

The Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder or that may involve the Trustee in personal or corporate liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.6. Limitation on Suits.

Subject to Section 6.7 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense incurred in compliance with such request;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.7. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture (but in any event subject to the provisions of Article 10), the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.8. Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the

Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.7 hereof;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in principal amount of the Notes (including Additional Notes, if any) then outstanding.

ARTICLE 7.

TRUSTEE

Section 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the same circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no covenants or obligations whatsoever shall be implied in this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Noteholders of not less than a majority in principal amount of any series at the time outstanding relating to the time, place, and method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes of that series.

(f) Whether or not therein expressly so provided, paragraphs (a), (b), (c), (d) and (e) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee.

(g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.2. Rights of Trustee.

Subject to Section 7.1 hereof:

(1) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person.

The Trustee need not investigate any fact or matter stated in the document.

(2) Any request, direction, order, or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution (or an authorized board committee thereof) or a document signed in the name of the Company by an authorized officer (unless other evidence in respect thereof is specifically prescribed herein).

(3) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.5 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(4) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(5) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(6) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(7) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(8) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Responsible Officer of the Trustee.

(9) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and in the absence of bad faith or willful misconduct on its part, rely upon an Officer’s Certificate.

Section 7.3. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.4. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement or recital herein or in the Notes other than its certificate of authentication.

Section 7.5. Notice of Default.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default or the Event of Default, as the case may be, within 30 days after it occurs. Except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Board of Directors of the Trustee, the executive committee or any trust committee of such board and/or its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.6. Reports by Trustee to Holders.

If required by the TIA, within 60 days after May 15 of each year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC, the New York Stock Exchange and each other stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any other stock exchange and the Trustee shall comply with TIA Section 313(d).

Section 7.7. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any provision of law on compensation of a trustee of an express trust.

The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss or liability incurred by it in connection with the acceptance or performance of its duties under this Indenture including without limitation the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity thereunder.

However, the failure by the Trustee to so notify the Company shall not relieve the Company or any Guarantor of its obligations. Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its gross negligence or bad faith. To secure the payment obligations of the Company in this Section 7.7 and the Guarantors in Article 10, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) hereof occurs, the expenses and the compensation for the Trustee’s services are intended to constitute priority expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.7, the term “Trustee” shall include any trustee appointed pursuant to Article 9.

Section 7.8. Replacement of Trustee

The Trustee may resign by so notifying the Company in writing.

The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly notify each Holder of such event and shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.7 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

Section 7.9. Successor Trustee by Consolidation, Merger or Conversion.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(3) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE 8.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.1. Without Consent of Holders.

The Company and the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to comply with Section 5.1 hereof;

(3) to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of appointment under the Indenture by a successor or replacement Trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(6) to provide for any Guarantee of the Notes;

(7) to add security to or for the benefit of the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture and any applicable security documents;

(8) to provide for or confirm the issuance of Additional Notes;

(9) to make any change that does not adversely affect the legal rights of any Holder;

(10) to evidence the assumption by the Company (or its successor entity) of the obligations of the Company under the Indenture and the Notes;

(11) to evidence the assumption by a Guarantor (or its successor entity) of the obligations under the Guarantee;

(12) to add covenants or events of default for the protection of the Holders of the Notes; or

(13) to conform any provision of the Indenture, the Notes or the Guarantees to the “Description of New Notes” set forth in the Offering Memorandum.

The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.2. With Consent of Holders.

The Company, the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend or supplement this Indenture or the Notes with the written consent (which may include written consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, and any past Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived (other than any Default in the payment of interest on or the principal of the Notes and the covenants of the Indenture that cannot be amended without the consent of each Holder of the Notes) with the consent (which may include waivers obtained connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Subject to Section 8.4, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemptions under Section 3.1 hereof;

(4) make any Note payable in money other than that stated in the Note;

(5) impair the right of any holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(6) make any change in (i) Sections 6.4 or 6.7 hereof, (ii) this sentence of Section 8.2 or (iii) the proviso at the end of the last paragraph of Section 8.4;

(7) make any change in the ranking or priority of any Note or Guarantee that would adversely affect the Holders of Notes;

(8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture; or

(9) waive a continuing Default in the payment of principal of or interest on the Notes.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.6 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.3. Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.4. Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.2 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.5. Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.6. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company or any Guarantor may not sign an amendment or supplement until the Board of Directors of the Company or such Guarantor, as appropriate, approves it.

ARTICLE 9.

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.1. Discharge of Indenture.

The Company and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.1, if

(1) either

(a)	there shall have been canceled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.7 hereof) or

(b)	all Notes not theretofore delivered to the Trustee for cancellation:

(i)	have become due and payable by the mailing of a notice of redemption or otherwise;

(ii)	will become due and payable within one year; or

(iii)	are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense, of the Company or a Guarantor;

(2) in the case of any termination pursuant to clause 1(b) of this Section 9.1,

(a)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(b)	the Company has delivered (i) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be, and (ii) an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

(c)	the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Maturity Date or Redemption Date, as the case may be; and

(3) in the case of any termination pursuant to clause 1(a) or 1(b) of this Section 9.1, the Company or any Guarantor has paid all sums payable by the Company or such Guarantor hereunder.

After the satisfaction of such conditions, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.7, 9.5 and 9.6 hereof shall survive.

Section 9.2. Legal Defeasance.

The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.4 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.6 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.4 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 4.9 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.2 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.3 below with respect to the Notes.

Section 9.3. Covenant Defeasance.

At the option of the Company, pursuant to a Board Resolution, the Company and the Guarantors shall be released from their respective obligations under Sections 4.2 through 4.7, Sections 4.9 through 4.16 and Sections 4.18 and 4.19 hereof, inclusive, and Section 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.4. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.2 or Section 9.3 hereof to the outstanding Notes:

(1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Maturity Date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

(2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

(4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

(5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

(6) in the case of an election under Section 9.2 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

(7) in the case of an election under Section 9.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(8) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.2 above or the Covenant Defeasance under Section 9.3 hereof (as the case may be) have been complied with;

(9) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(10) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.7 hereof.

Section 9.5. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.6. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.1, 9.2, 9.3 or 9.4 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.1, 9.2, 9.3 or 9.4 hereof; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.7. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.1 hereof, to the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.8. Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

ARTICLE 10.

GUARANTEE OF NOTES

Section 10.1. Guarantee.

Subject to the provisions of this Article 10, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other

Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise.

Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.1 hereof. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged.

The Guarantee set forth in this Section 10.1 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

The Guarantee issued by any Guarantor shall be an unsecured senior obligation of such Guarantor.

Section 10.2. Execution and Delivery of Guarantees.

To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

Each Guarantor hereby agrees that the Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.3. Limitation of Guarantee.

The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 10.4. Additional Guarantors.

The Company covenants and agrees that it will cause any Restricted Subsidiary that is not a Non-Guarantor Subsidiary to execute a supplemental indenture satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor. Upon the execution of such a Supplemental Indenture, the Guarantee of such Restricted Subsidiary shall be deemed to be notated on each outstanding Note. Notes delivered by the Trustee after the execution and delivery of such Supplemental Indenture shall include the notation of the Guarantee of such Restricted Subsidiary but the failure to include such a notation shall not otherwise effect the validity or enforceability of such Guarantee.

Section 10.5. Release of Guarantor.

Pursuant to this Section 10.5, (A) a Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person pursuant to Section 5.3 and (B) the Capital Stock of a Guarantor may be sold or otherwise disposed of to another Person pursuant to Section 4.12; provided, however, that in the case of the consolidation, merger or transfer of all or substantially all the assets of such Guarantor, if such other Person is not the Company or a Guarantor, such Guarantor’s obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

(1) the sale or other disposition (including by way of consolidation or merger) of such Guarantor, including the sale or disposition of Capital Stock of such Guarantor following which such Guarantor is no longer a Subsidiary; or

(2) the sale or disposition of all or substantially all the assets of such Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture and if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations pursuant to Section 4.12 in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Guarantee will be released from its obligations thereunder.

The Guarantee of a Guarantor also will be released:

(1) upon the designation of such Guarantor as an Unrestricted Subsidiary; or

(2) if we exercise our legal defeasance option or our covenant defeasance option under Article 9 or if our obligations under the Indenture are discharged in accordance with the terms of Article 9.

Section 10.6. Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a pro rata amount based on the net assets (determined in accordance with GAAP) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s Obligations with respect to its Guarantee.

ARTICLE 11.

MISCELLANEOUS

Section 11.1. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.2. Notices.

Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

The McClatchy Company

2100 Q Street

Sacramento, CA 95816

Attention: Chief Financial Officer

Facsimile: (916) 321-1869

Copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attention: Andrew Hirsch, Esq.

Facsimile: (650) 493-6811

If to the Trustee:

U.S. Bank National Association,

633 West 5th Street, 24th Floor, LM-CA T23T

Los Angeles, CA 90071

Attention: Corporate Trust Services (McClatchey 2009 Indenture)

Facsimile: (213) 615-6197

The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, the Trustee or the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.3. Communications by Holders with Other Holders.

Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.4. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 11.5 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.5 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5. Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.6. When Treasury Notes Disregarded.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 11.7. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.8. Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the Commonwealth of Massachusetts.

If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.9. Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 11.10. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.11. No Recourse Against Others.

A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.12. Successors.

All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.13. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.14. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.16. Rights as Set Forth Herein.

Each party intends that this Indenture shall not benefit or create any right or cause of action in any Person other than the parties hereto or as specifically set forth herein.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and the Company’s corporate seal to be hereunto affixed and attested, all as of the date and year first written above.

The McClatchy Company

By:
Name: Patrick Talamantes Title: Vice President

Aboard Publishing, Inc.

Anchorage Daily News, Inc.

Belton Publishing Company, Inc.

Biscayne Bay Publishing Inc.

Cass County Publishing Company

Columbus Ledger-Enquirer, Inc.

Cypress Media, Inc.

East Coast Newspapers, Inc.

Gulf Publishing Company, Inc.

HLB Newspapers, Inc.

Keltatim Publishing Company, Inc.

Keynoter Publishing Company, Inc.

Lee’s Summit Journal, Incorporated

Lexington H-L Services, Inc.

Macon Telegraph Publishing Company

Mail Advertising Corporation

McClatchy Interactive West

McClatchy Investment Company

McClatchy Newspapers, Inc.

McClatchy U.S.A., Inc.

Miami Herald Media Company

Newsprint Ventures, Inc.

Nittany Printing and Publishing Company

Nor-Tex Publishing Inc.

Olympic-Cascade Publishing, Inc.

Star-Telegram, Inc. Tacoma News, Inc.

The Bradenton Herald, Inc.

The Charlotte Observer Publishing Company

The News & Observer Publishing Company

The State Media Company

The Sun Publishing Company, Inc.

Wichita Eagle and Beacon Publishing Company, Inc.

Wingate Paper Company

By:
Name: Patrick Talamantes Title: Vice President

[Indenture Signature Page]

McClatchy Interactive LLC McClatchy Management Services, Inc. Quad County Publishing, Inc.

By:
Name: Patrick Talamantes Title: President

Bellingham Herald Publishing, LLC Idaho Statesman Publishing, LLC Olympian Publishing, LLC

By:	Pacific Northwest Publishing, Inc., its Sole Member

By:
Name: Patrick Talamantes Title: Executive Vice President

San Luis Obispo Tribune, LLC

By:	The McClatchy Company, its Sole Member

By:
Name: Patrick Talamantes Title: Vice President

Cypress Media, LLC

By:	Cypress Media, Inc., its Sole Member

By:
Name: Patrick Talamantes Title: Vice President

Pacific Northwest Publishing Company, Inc.

By:
Name: Patrick Talamantes Title: Executive Vice President

[Indenture Signature Page]

U.S. Bank National Association, as Trustee

By:
Name: Title:

[Indenture Signature Page]

[EXHIBIT A]

[FORM OF FACE OF INITIAL NOTE]

[[ORIGINAL ISSUE DISCOUNT LEGEND]

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: THE MCCLATCHY COMPANY, 2100 Q STREET, SACRAMENTO, CA 95816, ATTENTION: CHIEF FINANCIAL OFFICER.]

[GLOBAL NOTES LEGEND]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[PRIVATE PLACEMENT LEGEND]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND

(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(d)(1) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB OR PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE

TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE SIDE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

THE MCCLATCHY COMPANY

15.75% SENIOR NOTES DUE 2014

No.	CUSIP No.
$

THE MCCLATCHY COMPANY, a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of $            , on July 15, 2014.

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2010.

Record Dates:	January 1 and July 1 (whether or not a business day).

Additional provisions of this Note are set forth on the other side of this Note.

THE MCCLATCHY COMPANY

By:

Title: Name:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the

15.75% Senior Notes due 2014 referred to in the Indenture

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]

THE MCCLATCHY COMPANY

15.75% SENIOR NOTES DUE 2014

1. INTEREST.

The McClatchy Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note semiannually on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing on January 15, 2010 at the rate of 15.75% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 26, 2009.

The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Notes.

Pursuant to the Registration Rights Agreement, under certain circumstances the Company may become obligated to consummate an Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement), guaranteed by the Guarantors, which notes have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

2. METHOD OF PAYMENT.

The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the Record Date immediately preceding the Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that so long as this Note is a Global Note such payments will be made in immediately available funds and the Company may pay principal, premium, if any, and interest on a Note which is not a Global Note by check payable in such money. The Company may mail an interest check with respect to any Note that is not a Global Note to the Holder’s registered address.

3. PAYING AGENT AND REGISTRAR.

Initially, U.S. Bank National Association, a national association organized under the laws of the United States of America (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

4. INDENTURE; RESTRICTIVE COVENANTS.

The Company issued this Note under an Indenture dated as of June 26, 2009 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the

Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

The Notes are general unsecured obligations of the Company unlimited in principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of Indebtedness and Liens by the Company and its Restricted Subsidiaries, mergers and sale of assets, the payment of dividends on, or the repurchase of, Capital Stock of the Company and its Restricted Subsidiaries, certain other Restricted Payments by the Company and its Restricted Subsidiaries and certain transactions with Affiliates.

5. OPTIONAL REDEMPTION.

The Company may redeem all or any portion of the Notes outstanding in accordance with the provisions of Section 3.1 of the Indenture.

6. NOTICE OF REDEMPTION.

Notice of redemption will be mailed via first-class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

7. OFFERS TO PURCHASE.

The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

8. DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, a Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

9. PERSONS DEEMED OWNERS.

The registered Holder of this Note may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY.

If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.

11. AMENDMENT, SUPPLEMENT AND WAIVER.

Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, as specified in Section 8.1 of the Indenture.

12. DEFAULTS AND REMEDIES.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. TRUSTEE DEALINGS WITH THE COMPANY.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

14. NO RECOURSE AGAINST OTHERS.

A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

15. DEFEASANCE AND COVENANT DEFEASANCE.

The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

16. ABBREVIATIONS.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

17. CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. GOVERNING LAW.

THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE GUARANTEES.

THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO THE MCCLATCHY COMPANY, 2100 Q STREET, SACRAMENTO, CA 95816, ATTENTION: CHIEF FINANCIAL OFFICER.

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

Each Guarantor (the “Guarantor”, which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and interest on the Notes, to the extent permitted by law and the due and punctual performance of all other Obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise.

The obligations of each Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Guarantors:

Aboard Publishing, Inc.

Anchorage Daily News, Inc.

Belton Publishing Company, Inc.

Biscayne Bay Publishing Inc.

Cass County Publishing Company

Columbus Ledger-Enquirer, Inc.

Cypress Media, Inc.

East Coast Newspapers, Inc.

Gulf Publishing Company, Inc.

HLB Newspapers, Inc.

Keltatim Publishing Company, Inc.

Keynoter Publishing Company, Inc.

Lee’s Summit Journal, Incorporated

Lexington H-L Services, Inc.

Macon Telegraph Publishing Company

Mail Advertising Corporation

McClatchy Interactive West

McClatchy Investment Company

McClatchy Newspapers, Inc.

McClatchy U.S.A., Inc.

Miami Herald Media Company

Newsprint Ventures, Inc.

Nittany Printing and Publishing Company

Nor-Tex Publishing Inc.

Olympic-Cascade Publishing, Inc.

Star-Telegram, Inc.

Tacoma News, Inc.

The Bradenton Herald, Inc.

The Charlotte Observer Publishing Company

The News & Observer Publishing Company

The State Media Company

The Sun Publishing Company, Inc.

Wichita Eagle and Beacon Publishing Company, Inc.

Wingate Paper Company

By:
Name:	Patrick Talamantes
Title:	Vice President

McClatchy Interactive LLC

McClatchy Management Services, Inc.

Quad County Publishing, Inc.

By:
Name:	Patrick Talamantes
Title:	President

Bellingham Herald Publishing, LLC

Idaho Statesman Publishing, LLC

Olympian Publishing, LLC

By:	Pacific Northwest Publishing, Inc., its Sole Member

By:
Name:	Patrick Talamantes
Title:	Executive Vice President

San Luis Obispo Tribune, LLC

By:	The McClatchy Company, its Sole Member

By:
Name:	Patrick Talamantes
Title:	Vice President

Cypress Media, LLC

By:	Cypress Media, Inc., its Sole Member

By:
Name:	Patrick Talamantes
Title:	Vice President

Pacific Northwest Publishing Company, Inc.

By:
Name:	Patrick Talamantes
Title:	Executive Vice President

CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OR REGISTRATION OF TRANSFER

RESTRICTED SECURITIES

This certificate relates to $             principal amount of Notes held in (check applicable space). ☐ book-entry or ☐ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to another available exemption from registration such as the exemption provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee
Signature must be guaranteed

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Note have been made:

Date of decrease in	Amount of increase in Principal Amount of this Global Note	Amount of amount of this Principal Amount of this Global Note	Principal authorized Global Note following such decrease of increase	Signature of Exchange officer of Trustee or Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.19 of the Indenture, check the appropriate box:

☐	Section 4.12	☐	Section 4.19

If you want to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

[EXHIBIT B]

[FORM OF FACE OF EXCHANGE NOTE]

[Global Notes Legend]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE MCCLATCHY COMPANY

15.75% SENIOR NOTES DUE 2014

No.	CUSIP No.
$

THE MCCLATCHY COMPANY, a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of $            , on July 15, 2014.

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2010.

Record Dates:	January 1 and July 1 (whether or not a business day).

Additional provisions of this Note are set forth on the other side of this Note.

THE MCCLATCHY COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the

15.75% Senior Notes due 2014

referred to in the Indenture

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]

THE MCCLATCHY COMPANY

15.75% SENIOR NOTES DUE 2014

1. INTEREST.

The McClatchy Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note semiannually on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing on January 15, 2010, at the rate of 15.75% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from June 26, 2009.

The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Notes.

2. METHOD OF PAYMENT.

The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the Record Date immediately preceding the Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that so long as this Note is a Global Note such payments will be made in immediately available funds and the Company may pay principal, premium, if any, and interest on a Note which is not a Global Note by check payable in such money. The Company may mail an interest check with respect to any Note that is not a Global Note to the Holder’s registered address.

3. PAYING AGENT AND REGISTRAR.

Initially, U.S. Bank National Association, a national association organized under the laws of the United States of America (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

4. INDENTURE; RESTRICTIVE COVENANTS.

The Company issued this Note under an Indenture dated as of June 26, 2009 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

The Notes are general unsecured obligations of the Company unlimited in principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of Indebtedness and Liens by the Company and its Restricted Subsidiaries, mergers and sale of assets, the payment of dividends on, or the repurchase of, Capital Stock of the Company and its Restricted Subsidiaries, certain other Restricted Payments by the Company and its Restricted Subsidiaries and certain transactions with Affiliates.

5. OPTIONAL REDEMPTION.

The Company may redeem all or any portion of the Notes outstanding in accordance with the provisions of Section 3.1 of the Indenture.

6. NOTICE OF REDEMPTION.

Notice of redemption will be mailed via first-class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

7. OFFERS TO PURCHASE.

The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

8. DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, a Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

9. PERSONS DEEMED OWNERS.

The registered Holder of this Note may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY.

If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.

11. AMENDMENT, SUPPLEMENT AND WAIVER.

Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, as specified in Section 8.1 of the Indenture.

12. DEFAULTS AND REMEDIES.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. TRUSTEE DEALINGS WITH THE COMPANY.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

14. NO RECOURSE AGAINST OTHERS.

A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

15. DEFEASANCE AND COVENANT DEFEASANCE.

The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

16. ABBREVIATIONS.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

17. CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. GOVERNING LAW.

THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO

PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE GUARANTEES.

THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: THE MCCLATCHY COMPANY, 2100 Q STREET, SACRAMENTO, CA 95816, ATTENTION: CHIEF FINANCIAL OFFICER.

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

Each Guarantor (the “Guarantor”, which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and interest on the Notes, to the extent permitted by law and the due and punctual performance of all other Obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise.

The obligations of each Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Guarantors:

Aboard Publishing, Inc.

Anchorage Daily News, Inc.

Belton Publishing Company, Inc.

Biscayne Bay Publishing Inc.

Cass County Publishing Company

Columbus Ledger-Enquirer, Inc.

Cypress Media, Inc.

East Coast Newspapers, Inc.

Gulf Publishing Company, Inc.

HLB Newspapers, Inc.

Keltatim Publishing Company, Inc.

Keynoter Publishing Company, Inc.

Lee’s Summit Journal, Incorporated

Lexington H-L Services, Inc.

Macon Telegraph Publishing Company

Mail Advertising Corporation

McClatchy Interactive West

McClatchy Investment Company

McClatchy Newspapers, Inc.

McClatchy U.S.A., Inc.

Miami Herald Media Company

Newsprint Ventures, Inc.

Nittany Printing and Publishing Company

Nor-Tex Publishing Inc.

Olympic-Cascade Publishing, Inc.

Star-Telegram, Inc.

Tacoma News, Inc.

The Bradenton Herald, Inc.

The Charlotte Observer Publishing Company

The News & Observer Publishing Company

The State Media Company

The Sun Publishing Company, Inc.

Wichita Eagle and Beacon Publishing Company, Inc.

Wingate Paper Company

By:
Name:	Patrick Talamantes
Title:	Vice President

McClatchy Interactive LLC

McClatchy Management Services, Inc.

Quad County Publishing, Inc.

By:
Name:	Patrick Talamantes
Title:	President

Bellingham Herald Publishing, LLC

Idaho Statesman Publishing, LLC

Olympian Publishing, LLC

By: Pacific Northwest Publishing, Inc., its Sole Member

By:
Name:	Patrick Talamantes
Title:	Executive Vice President

San Luis Obispo Tribune, LLC

By: The McClatchy Company, ITS SOLE MEMBER

By:
Name:	Patrick Talamantes
Title:	Vice President

Cypress Media, LLC

By: Cypress Media, Inc., its Sole Member

By:
Name:	Patrick Talamantes
Title:	Vice President

Pacific Northwest Publishing Company, Inc.

By:
Name:	Patrick Talamantes
Title:	Executive Vice President

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Note have been made:

Date of decrease in	Amount of increase in Principal Amount of this Global Note	Amount of amount of this Principal Amount of this Global Note	Principal authorized Global Note follow- ing such decrease of increase	Signature of Exchange officer of Trustee or Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.19 of the Indenture, check the appropriate box:

      ☐ Section 4.12                                 ☐ Section 4.19

If you want to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

[EXHIBIT C]

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION

WITH TRANSFERS PURSUANT TO RULE 144A]

[date]

The McClatchy Company

c/o [            ]

Location: Corporate Trust Department

Re:	The McClatchy Company (the “Company”)
15.75% Senior Notes due 2014 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C-1

[EXHIBIT D]

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S]

[date]

The McClatchy Company

c/o [            ]

Location: Corporate Trust Department

Re:	The McClatchy Company (the “Company”)
15.75% Senior Notes due 2014 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(b) of Regulation S, and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(c)(1).

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

By:

By:
Authorized Signature

D-1